                                                                      Exhibit 11

Lukens Inc.
Computation of Primary Earnings Per Common Share for the 53 weeks ended December 31, 1994, and the 52 weeks ended
December 25, 1993 and December 26, 1992
(Dollars and shares in thousands except per share amounts)


                                                              1994     1993     1992
                                                            -------- -------- --------
Net earnings (loss) applicable to common stock
  Earnings before cumulative effect of 1993
    accounting changes                                    $  22,178   15,902   33,055
  ESOP dividend requirements
    Preferred stock dividends declared                       (2,569)  (2,602)  (2,619)
    Tax benefit on dividends                                    544      697    1,006
                                                            -------- -------- --------
  Earnings before cumulative effect of 1993
    accounting changes applicable to common stock            20,153   13,997   31,442
  Cumulative effect of 1993 accounting changes                   -   (65,901)      -
                                                            -------- -------- --------
  Net earnings (loss) applicable to common stock          $  20,153  (51,904)  31,442
                                                            ======== ======== ========
Weighted average number of common
shares and equivalents outstanding
  Weighted average number of common shares outstanding       14,582   14,508   13,364
  Common stock equivalents:
    Stock options, assuming exercised at
      average market price                                      161      273      239
                                                            -------- -------- --------
  Weighted average number of common shares
    and equivalents outstanding                              14,743   14,781   13,603
                                                            ======== ======== ========
Primary earnings per common share
  Earnings before cumulative effect of 1993
    accounting changes                                    $    1.37     0.95     2.31
  Cumulative effect of 1993 accounting changes                   -     (4.46)      -
                                                            -------- -------- --------
  Net earnings (loss)                                     $    1.37    (3.51)    2.31
                                                            ======== ======== ========


Computation of Fully Diluted Earnings Per Common Share for the 53 weeks ended December 31, 1994, and the 52 weeks ended
December 25, 1993 and December 26, 1992
(Dollars and shares in thousands except per share amounts)


                                                              1994     1993     1992
                                                            -------- -------- --------
Net earnings (loss) applicable to common stock
  Earnings before cumulative effect of 1993
    accounting changes                                    $  22,178   15,902   33,055
  Incremental cash contribution to the ESOP assuming
    conversion of preferred stock to common                    (964)    (976)    (999)
  Tax benefit on the incremental cash contribution              337      365      384
  Tax benefit on common dividends                                -        -       622
                                                            -------- -------- --------
  Earnings before cumulative effect of 1993
    accounting changes applicable to common stock            21,551   15,291   33,062
  Cumulative effect of 1993 accounting changes                   -   (65,901)      -
                                                            -------- -------- --------
  Net earnings (loss) applicable to common stock          $  21,551  (50,610)  33,062
                                                            ======== ======== ========
Weighted average number of common
shares and equivalents outstanding
  Weighted average number of common shares outstanding       14,582   14,508   13,364
  Common stock equivalents:
    Stock options, assuming exercised at greater
      of ending or average market price                         161      274      258
    Series B ESOP preferred stock                             1,588    1,627    1,639
                                                            -------- -------- --------
  Weighted average number of common
  shares and equivalents outstanding                         16,331   16,409   15,261
                                                            ======== ======== ========
Fully diluted earnings per common share
  Earnings before cumulative effect of 1993
    accounting changes                                    $    1.32     0.93     2.17
                                                            ======== ======== ========
  Net earnings (loss)                                     $    1.32    (3.51)*   2.17
                                                            ======== ======== ========

* Calculation results in an improvement over primary earnings per share. As a result, fully diluted earnings per share equals primary earnings per share.